     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2001

                                                       REGISTRATION NO. 33-62071


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of Registrant as specified in its charter)

                              -------------------

        DELAWARE                        6711                      63-0661573
(State of Incorporation)     (Primary Standard Industrial      (I.R.S. Employer
                             Classification Code Number)     Identification No.)

   ONE COMMERCE STREET, SUITE 800                                 (334) 240-5000
      MONTGOMERY, ALABAMA 36104                                  (Telephone No.)
(Address of principal executive offices)

                              -------------------

                            WILLIAM A. MCCRARY, ESQ.
                                 SENIOR COUNSEL
                              POST OFFICE BOX 1108
                         MONTGOMERY, ALABAMA 36101-1108
                    (Name and address of agent for service)

                              -------------------

                                  COPIES TO:

                            WILLARD H. HENSON, ESQ.
                    MILLER, HAMILTON, SNIDER & ODOM, L.L.C.
                         ONE COMMERCE STREET, SUITE 305
                           MONTGOMERY, ALABAMA 36104
                            TELEPHONE: 334-834-5550
                            FACSIMILE: 334-265-4533

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

PROSPECTUS


                              AMENDED AND RESTATED
                           DIVIDEND REINVESTMENT AND
                           COMMON STOCK PURCHASE PLAN


                                  COMMON STOCK


                          (PAR VALUE $2.50 PER SHARE)

  The Colonial BancGroup, Inc. ("BancGroup") is offering through its Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to all holders of record of its Common Stock the opportunity to reinvest automatically their cash dividends in shares of Common Stock and to make optional cash purchases of Common Stock from $10 to $120,000 per year. The terms and provisions of the Plan in question and answer format are set forth in this Prospectus.

  The prices to be paid for shares of Common Stock purchased through dividend reinvestments and with optional cash payments will be 100% of the market price average, determined as provided in the Plan. (See "Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan - Purchases," "Price" and "Optional Cash Payments.")

  This Prospectus relates to 2,000,000 shares of BancGroup Common Stock of the par value of $2.50 per share of BancGroup registered for purchase under the Plan. Shares issued under the Plan will be either newly issued shares, treasury shares, or shares purchased for Plan participants in the open market.

  Each share of BancGroup Common Stock is entitled to one (1) vote per share on all matters.

  The Plan does not represent a change in the dividend policy of BancGroup, which will continue to depend on earnings, financial requirements, and other factors. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends so declared, by check in the usual manner.

  The principal office, mailing address and phone number of BancGroup are One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36101 (telephone 334/240-5000).

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  ------------------------------------------

                  The date of this Prospectus is June 1, 2001.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION...........................................3

DOCUMENTS INCORPORATED BY REFERENCE.............................3

PURPOSE.........................................................4

ADVANTAGES......................................................4

PARTICIPATION...................................................4

AGENT...........................................................6

COSTS...........................................................6

PURCHASES.......................................................6

PRICE...........................................................7

OPTIONAL CASH PAYMENTS..........................................7

REPORTS TO PARTICIPANTS.........................................8

DIVIDENDS.......................................................8

CERTIFICATES....................................................8

TERMINATION OF PARTICIPATION....................................9

OTHER INFORMATION...............................................9

USE OF PROCEEDS.................................................12

INDEMNIFICATION.................................................12

EXPERTS.........................................................12

LEGAL OPINION...................................................12

                             AVAILABLE INFORMATION

  BancGroup is subject to the informational requirements of the Securities and Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other filings made by BancGroup, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549, and at certain regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street; Suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue; Suite 200, Miami, Florida 33131; 1801 California Street; Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard; 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

  The Commission also maintains a Web Site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants, including BancGroup, that file electronically with the Commission.

  BancGroup's Common Stock is listed for trading on the New York Stock Exchange (the "NYSE"). Reports, including proxy and information statements, of BancGroup and other information may be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

  BancGroup has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities of BancGroup being offered hereby. This Prospectus does not contain certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street NW, Washington, DC 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

                      DOCUMENTS INCORPORATED BY REFERENCE

  This Prospectus incorporates documents by reference, which are not presented herein or delivered herewith. The documents are available upon request from the person specified below.

  The following documents filed by BancGroup with the Commission are hereby incorporated by reference into this Prospectus:

  (1)  BancGroup's most recent Annual Report on Form 10-K;

  (2) BancGroup's reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by BancGroup's most recent annual report on Form 10-K; and

  (3) BancGroup's Form 8-A dated November 22, 1994, effective February 22, 1995, containing a description of BancGroup's common stock.

  All documents subsequently filed by BancGroup since December 31, 2000, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus.

  BancGroup will provide, without charge to each person, including any beneficial owner to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to the Corporate Secretary, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36101 (telephone 334/240-
5000).

          AMENDED AND RESTATED DIVIDEND REINVESTMENT AND COMMON STOCK
                                 PURCHASE PLAN

PURPOSE

 1.  What is the purpose of the Plan?

     The purpose of the Plan is to provide record owners of BancGroup Common Stock with a simple and convenient way of investing cash dividends in shares of Common Stock, and of investing optional cash payments in Common Stock, all without payment of any brokerage commissions, service charges, or other expense. To the extent such shares are purchased from BancGroup, BancGroup will receive additional funds to finance the continuing operations of BancGroup and its subsidiaries.

ADVANTAGES

 2.  What are the advantages of the Plan?

     Participants in the Plan may:

     (a) Reinvest all or part of their dividends on shares of Common Stock automatically at a price equal to the average market price as more fully explaines under Question 12;

     (b) Invest additional cash, up to $120,000 per year, in Common Stock as more fully explained under Questions 10, 11, 12, 13, and 14;

     (c) Avoid charges for brokerage commissions or fees when buying Common Stock under the Plan;

     (d) Invest the full amount of all dividends and optional cash payments since the Plan allows fractions of a share to be held under the Plan;

     (e) Avoid cumbersome safekeeping requirements through the free custodial service under the Plan; and

     (f) Avoid inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.

PARTICIPATION

 3.  Who is eligible to participate?

     All record owners of Common Stock are eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker or bank nominee) must become owners of record by having the number of shares as to which they wish to participate transferred into their names or make arrangements with the nominees or other holders of record to participate in the Plan on behalf of such beneficial owners. (See Question 4.) Shareholders can participate with respect to all or less than all of their shares, but shareholders may only make optional cash payments if shareholders also participate in the dividend reinvestment portion of the Plan.

 4.  How does an eligible shareholder become a participant?

     An eligible shareholder may join the Plan by signing the enclosed Authorization Card and returning it to SunTrust Bank, Atlanta, Georgia, as the agent for the Plan (the "Agent") as follows:

                         SunTrust Bank, Atlanta
                         Stock Transfer Department
                         Post Office Box 4625
                         Atlanta, Georgia 30302

     An Authorization Card is enclosed with this Prospectus and additional Authorization Cards may be obtained at any time by written request to the Agent at the above address, or by writing BancGroup at The Colonial BancGroup, Inc., Post Office Box 1108, Montgomery, Alabama 36101, Attention: Dividend Reinvestment Plan Administrator, or by calling BancGroup at 1-888-843-0622.

     Brokers, banks, or other nominees who wish to participate in the Plan on behalf of their clients must submit an Authorization Card to the Agent, as any other record holder, with respect to the shares held by them which are to participate in the Plan. Any shareholder of record that is a nominee for others who wish to participate in the Plan must certify to BancGroup the name and address of (and number of shares of Common Stock held for) each beneficial owner on whose behalf such participation is authorized, and agree to advise BancGroup of such beneficial owner's underlying ownership of BancGroup shares registered in its name from time to time.

 5.  When may a shareholder join the Plan?

     An eligible shareholder may join the Plan at any time. If an Authorization Card specifying reinvestment of dividends is received by the Agent before the record date for a dividend payment, reinvestment will commence with that dividend payment. If the Authorization Card is received on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date. The record dates for determining shareholders who receive dividends are typically the second Friday following BancGroup's quarterly Board Meetings in January, April, July, and October. These meetings typically occur on the third Wednesday of each such month. Dividend payment dates normally follow the dividend record dates by two weeks. (See Questions 10, 11, 12, 13, and 14 for information concerning the investment of optional cash payments.)

 6.  What does the Authorization Card provide?

     By marking the appropriate spaces of the Authorization Card, you may choose between the following investment options with respect to dividend reinvestment:

     (a) To automatically reinvest cash dividends on all shares registered in your name at the current average market price, computed as described under Question 12; or

     (b) To automatically reinvest cash dividends on less than all the shares registered in your name (a specified number of whole shares) at the current average market price and continue to receive cash dividends on the remaining shares. You must indicate on the Authorization Card the number of shares on which dividends are to be reinvested rather than paid.

     You may also make optional cash payments in any amount from $10 up to a total of $120,000 per year, assuming dividends are also being reinvested under either subparagraph (a) or (b) above, at the current average market price. Optional cash payments will be invested on the first business day of each month as explained under Question 11.

     Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of Common Stock at the current average market price.

 7. May a participant change his or her method of participation after enrollment?

     Yes. You may change your investment option at any time by signing a new Authorization Card and returning it to the Agent as provided under Question 4. An Authorization Card indicating a change of options must be received by the Agent prior to a particular dividend record date in order to stop any unwanted reinvestment of dividends paid on the related dividend payment date or otherwise alter your investment options. If you want to terminate your participation in the Plan, see Question 18.

AGENT

 8.  Who administers the Plan?

     The Agent administers the Plan for participants, keeps records, sends statements of accounts to participants, purchases shares of Common Stock which are purchased in the open market, and performs other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan. The Agent's name and mailing address are provided in response to Question 4 above.

     The Agent may at any time (1) resign by giving written notice to BancGroup, or (2) be removed by BancGroup. In the event a vacancy occurs in the office of Agent, BancGroup shall appoint a successor Agent, which may be BancGroup or one of its subsidiaries.

COSTS

 9. Are there any expenses to participants in connection with purchases under the Plan?

     No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. All costs of administration of the Plan, including fees, commissions, and expenses, will be paid by BancGroup. However, if you request the Agent to sell your Plan shares, you will pay certain charges as explained under Question 17. Participants may incur tax liability as a result of payment by BancGroup of expenses in connection with open market purchases of shares for Plan participants, as explained under Question 19.

PURCHASES

 10. How many shares of Common Stock will be purchased for participants, and what is the source of shares purchased under the Plan?

     If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends, optional cash payments, or both, and market prices of the Common Stock. The number of shares purchased for your account, including fractions computed to four decimal places, will be equal to the total amount to be invested by you, divided by the purchase price per share. (See Question 12.)

     Shares purchased under the Plan will be, at BancGroup's discretion, either authorized and previously unissued shares, shares of treasury stock held by BancGroup, shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares and treasury shares will be purchased directly from BancGroup. The decision to have shares purchased for Plan participants in the open market will be made by BancGroup based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements, and other factors.

 11. When will shares of Common Stock be purchased under the Plan?

     When shares are purchased from BancGroup with reinvested dividends, purchases will be made on the dividend payment date with dividends paid on that date. When shares are purchased from BancGroup with optional cash payments, purchases will be made on the first business day of each month (the "Optional Acquisition Date"), with funds received not later than three days prior to the applicable Optional Acquisition Date.

    When shares are purchased in the open market with reinvested dividends, the Agent will use dividends paid on the dividend payment date to purchase shares in the open market as soon as practicable and within 30 days after the applicable dividend payment date, unless a longer period is necessary or advisable because of federal securities laws or market conditions. When shares are purchased in the open market with optional cash payments received no later than three days prior to the applicable Optional Acquisition Date, the Agent will purchase shares in the open market as soon as practical and within 30 days after the applicable Optional Acquisition Date unless a longer period is necessary or advisable because of federal securities laws or market conditions. Such open market purchases may be made on any securities exchange where the shares of the Common Stock are traded, in the over-the-counter market, or in negotiated transactions, and may be subject to such terms with respect to price, delivery, or other matters as the Agent may agree. Neither BancGroup nor any Plan participant shall have the authority to direct the time, price, or manner of such open-market purchases or the selection of the broker or dealer through or from whom purchases are to be made.

     No dividends will be earned on shares purchased under the Plan until the dividend payment date following the date of purchase of those shares.

PRICE

 12. At what price will shares of Common Stock be purchased under the Plan?

     Common Stock will be purchased from BancGroup with reinvested dividends at a price equal to the average of the daily closing prices of the Common Stock reported by the New York Stock Exchange ("NYSE"), for the five trading days immediately preceding the dividend payment date. The price of Common Stock purchased from BancGroup with optional cash payments will be the average of the daily closing prices of the Common Stock reported by the NYSE for the five trading days immediately preceding the applicable Optional Acquisition Date. If there is no trading in the Common Stock on the NYSE (or if trading is halted or suspended) for a substantial amount of time during any trading day during the five day period, or if publication of the sales prices of the Common Stock on any such trading day does not take place or contains a reporting error, the purchase price of shares purchased from BancGroup shall be determined by BancGroup on the basis of such market quotations as it shall deem appropriate. No shares will be purchased from BancGroup under the Plan at less than par value ($2.50 per share).

     The price to a Plan participant of shares purchased with reinvested dividends in the open market under the Plan will be the weighted average price of Common Stock purchased in the open market for all Plan participants in respect of a particular dividend payment date. The price to Plan participants of shares purchased with optional cash payments in the open market under the Plan will be the weighted average price of Common Stock purchased in the open market for all Plan participants in respect of a particular Optional Acquisition Date.

OPTIONAL CASH PAYMENTS

 13. Who is eligible to make optional cash payments?

     Record owners of Common Stock who are participating in the dividend reinvestment portion of the Plan and who have submitted a signed Authorization Card are eligible to make optional cash payments. The Agent will apply any optional cash payments received from a participant not later than three days before the applicable Optional Acquisition Date to the purchase of Common Stock for the account of the participant on the applicable Optional Acquisition Date if such Common Stock is purchased from BancGroup and as soon as practicable (as explained under Question 11) after the applicable Optional Acquisition Date if such Common Stock is purchased in the open market.

     An initial optional cash payment may be made by you when you join the Plan by enclosing a certified check or money order with the Authorization card, if the Authorization Card is received by the Agent at least three days prior to the next Optional Acquisition Date. Your check, payable to SunTrust Bank, Atlanta should be returned along with the Authorization Card to SunTrust Bank, Atlanta at the address provided in response to Question 4. Thereafter, optional cash payments may be made through the use of cash payment forms sent to you with statements of your account or through an automatic draft request.

     No interest will be paid on these payments. You may obtain the return of any optional cash payments by written request received by the Agent at least 48 hours before the next Optional Acquisition Date.

 14. What are the limitations on making optional cash payments?

     Optional cash payments must be received by the Agent within three business days before the applicable Optional Acquisition Date. The same amount of money need not be sent each time, and you are under no obligation to make an optional cash payment at any time. Any optional cash payments you wish to make must not be less than $10.00 per payment nor may your payments aggregate more than $120,000 in any calendar year.

REPORTS TO PARTICIPANTS

 15. What reports will be sent to participants under the Plan?

     As soon as practicable after each purchase, you will receive a statement of your account showing amounts invested, purchase prices, shares purchased, and other information for the year to date. This statement will provide a record of the cost of purchases under the Plan and should be retained for tax purposes. In addition, you will receive copies of the same communications sent to every other holder of Common Stock, including BancGroup's annual and quarterly reports to shareholders, proxy statements, and information for income tax reporting purposes.

DIVIDENDS

 16. Will participants be credited with dividends on shares held in their accounts under the Plan?

     Yes. The Agent will receive dividends (less the amount of any tax withheld) for all Plan shares held on the dividend record date and credit them to participants' accounts on the basis of full shares and fractions of a share credited to those accounts on that record date. Such dividends received will be automatically reinvested in additional shares of Common Stock as a dividend reinvestment. (See Questions 12 and 19.)

CERTIFICATES

 17. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan will not be issued to you unless you request them. All shares credited to your account under the Plan will be issued to the Agent or its nominee, as your agent. The number of shares credited to your account will be shown on your statement of account. This convenience protects against loss, theft, or destruction of stock certificates, permits ownership of fractional shares, and reduces the costs to be borne by BancGroup.

     A certificate for any number of whole shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent. Any remaining full shares and fractions of a share will continue to be credited to your account. If you have authorized the reinvestment of dividends on all shares registered in your name, dividends on shares represented by the certificate issued to you will continue to be reinvested.

Otherwise, dividend reinvestment will continue with respect to the number of shares registered in your name specified for dividend reinvestment on your Authorization Card.

     Certificates for fractions of a share will not be issued under any circumstances.

     Shares credited to your account may not be pledged. If you wish to pledge the whole shares credited to your account, you must request that certificates for those shares be issued in your name.

     Accounts under the Plan are maintained in the name in which your certificates were registered at the time that you entered the Plan. Consequently, certificates for those shares will be similarly registered when issued to you.

     You may at any time request the Agent to sell any or all of the shares credited to your account under the Plan. The sale will be made for your account after receipt by the Agent of your written request. You will receive the proceeds of the sale, less any related brokerage commission and transfer tax.

TERMINATION OF PARTICIPATION

 18. How does a participant terminate participation in the Plan?

     You may at any time terminate your participation in the Plan by notifying the Agent in writing.

     If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for your account, but all subsequent dividends on those shares will be paid to you. If you elect to terminate your participation in the Plan, any optional cash payments received by the Agent before it receives your notice of termination will be invested for your account unless you specifically request return of the payment by written request received by the Agent at least 48 hours prior to the next Optional Acquisition Date.

     If you terminate your participation in the Plan or if BancGroup terminates the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made for a fraction of a share. The cash payment will be based on the closing price of BancGroup's Common Stock reported on the NYSE on the day the notice of termination is received by the Agent or the next day on which the NYSE is open if it is closed when the notice is received. However, if upon termination you prefer to receive cash for all your Plan shares, you may request the Agent to sell your shares as explained under Question 17.

OTHER INFORMATION

 19. What are the federal income tax consequences of participation in the Plan?

     Under Internal Revenue Service rulings in connection with similar plans, dividends which you reinvest in additional shares of Common Stock under the Plan will be treated for federal income tax purposes either (1) as having been received by you in the form of cash dividends, if such shares are acquired in the open market, or (2) as a taxable stock dividend if such shares are acquired from BancGroup. You will not realize any taxable income upon purchase of shares with optional cash payments.

     The Internal Revenue Service has issued a ruling which holds that brokerage commissions and service charges paid by a corporation in connection with the open market purchase of shares pursuant to a dividend reinvestment plan are includible in the gross income of participants in that plan. If shares are purchased for your Plan account in the open market, you must include in your gross income a dividend equal to that portion of any brokerage commissions and service charges paid by BancGroup which are attributable to the purchase of such shares.

     You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the

Plan. However, you will recognize tax gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged -either by the Agent at your request or by you. (See Question 17.) You also will recognize gain or loss when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount that you receive for your shares or fractional share and the tax basis thereof.

     The tax basis of shares acquired from BancGroup under the Plan by reinvestment of dividends will be equal to the purchase price of the shares acquired. The tax basis of shares acquired by the Agent in the open market with reinvested dividends will be the purchase price thereof paid by the Agent plus an allocable share of any brokerage commissions paid by BancGroup. The tax basis of shares purchased with an optional cash payment will be the amount of such optional cash payment plus allocable brokerage commissions. The holding period of shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date as of which the shares are purchased for you.

     In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants, less the amount of tax required to be withheld, will be applied to the purchase of shares of Common Stock under the Plan.

     Federal tax laws impose certain reporting obligations upon brokers and other middlemen. As a result, the Agent will be required to report to the Internal Revenue Service and you any sales of Common Stock by the Agent for your Plan account. If your dividends become subject to the backup withholding tax of the Interest and Dividends Tax Compliance Act of 1983, dividends reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.

     The foregoing is only an outline of BancGroup's understanding of some of the applicable tax provisions. For further information as to the tax consequences of participation in the Plan, including any future changes in applicable law or interpretations thereof, you should consult with your own tax advisor.

 20. What happens if a participant sells a portion of the shares of Common Stock registered in the participant's name?

     If you have authorized the reinvestment of dividends on all shares registered in your name and then dispose of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.

     If you have authorized the reinvestment of dividends on part of the shares registered in your name and then dispose of a portion of those shares, the dividends on the remainder of the shares up to the number of shares with respect to which reinvestment of dividends was originally authorized will continue to be reinvested.

 21. What happens when a participant sells or transfers all of the shares registered in his or her name?

     Shares credited to your account under the Plan may not be sold, pledged, or assigned without first requesting and receiving a certificate for such shares. If you dispose of all shares registered in your name with respect to which you participate in the Plan, your participation in the Plan will be terminated and the Agent will deliver to you a certificate representing the number of whole shares credited to you under the Plan and a check for the value of any fractional share.

 22. If BancGroup has a rights offering in the future, how will rights on Plan shares be handled?

     If a participant is entitled to participate in a rights offering, his or her entitlement will be based upon the participant's total holdings including the shares credited to him or her pursuant to the Plan. Rights certificates will, however, be issued for the number of whole shares only.

 23. What happens if BancGroup issues a stock dividend or declares a stock split?

     Any stock dividends or split shares distributed by BancGroup on shares of Common Stock credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares of Common Stock registered in your name will be distributed to you in the same manner as they are distributed to shareholders who are not participating in the Plan.

 24. How will a participant's shares be voted at meetings of shareholders?

     You will receive one or more proxies indicating the total number of your shares of Common Stock, including shares of Common Stock registered in your name and shares of Common Stock credited to your account under the Plan.

     If the proxy representing the shares you hold under the Plan is properly voted, all such shares covered by that proxy will be voted as indicated.

     If the proxy representing the shares you hold under the Plan is properly voted, but without indicating instruction as to the manner in which shares are to be voted with respect to any item thereon, then such shares will be voted in accordance with the recommendations of the Board of Directors of BancGroup. If the proxy is not returned, or if it is improperly voted, such shares may be voted only if you vote in person.

 25. What is the responsibility of BancGroup and the Agent under the Plan?

     The Agent has had no responsibility with respect to the preparation and contents of this Prospectus. Neither BancGroup nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death.

 26. Who administers and interprets the Plan?

     BancGroup reserves the right to interpret and administer the Plan as it deems necessary or desirable.

 27. May the Plan be changed or discontinued?

     BancGroup reserves the right to amend, suspend, modify, or terminate the Plan at any time. Notice of any amendment, suspension, modification, or termination will be mailed to all participants.

                                USE OF PROCEEDS

     BancGroup does not know either the number of shares that will ultimately be purchased from BancGroup under the Plan or the prices at which the shares will be sold, and therefore cannot determine the amount of proceeds that will be used. BancGroup intends to add the net proceeds of sales under the Plan of newly issued shares of Common Stock and treasury shares to the general funds of BancGroup to be available for general corporate purposes.

                                INDEMNIFICATION

     Directors, officers, employees, and agents of BancGroup and its subsidiaries are entitled to indemnification as expressly permitted by the provisions of the General Corporation Law of the State of Delaware, BancGroup's restated certificate of incorporation, the charters of BancGroup's subsidiaries, and BancGroup's liability insurance. BancGroup has also entered into indemnification agreements with its directors regarding indemnification against certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling BancGroup pursuant to the foregoing provisions, BancGroup has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                    EXPERTS

     PricewaterhouseCoopers LLP serves as the independent accountants for BancGroup. The consolidated financial statements of BancGroup and subsidiaries appearing in BancGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, are incorporated by reference herein in reliance upon the report of such firm, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINION

     Certain issues regarding the shares of Common Stock of BancGroup offered hereby have been passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Post Office Box 46, Mobile, Alabama 36601, of which John C. H. Miller, Jr., a director of BancGroup, is a partner. Such firm received fees of $1,416,321 for legal services performed in 2000. Mr. Miller beneficially owns 83,810 shares of BancGroup Common Stock. He received employee-related compensation of $41,000 in 2000.

                                    PART II


                       INFORMATION REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses, other than the Securities and Exchange Commission Registration Fee, are estimated:

          Securities and Exchange Commission Registration Fee    $    4,946.12
          NYSE Fee                                               $    1,500
          "Blue Sky" Fees and Expenses                           $      -0-
          Printing and Engraving Expenses                        $    8,500
          Legal Fees and Expenses                                $   15,000
          Accounting Fees and Expenses                           $    2,500
          Miscellaneous                                          $    1,000
                   Total                                         $   33,946.12


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and directors insurance policy pursuant to which officers and directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements with certain officers and directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses. The Registrant also has indemnification agreements with its directors and certain officers pursuant to which such persons may be indemnified by the Registrant against certain liabilities including expenses. This indemnification is broader than the indemnification provided under the Delaware General Corporation Law.

ITEM 16.  EXHIBITS.

       The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.


DESCRIPTION

Exhibit 4         Instruments defining the rights of security holders:

               4.1     Article 4 of the Restated Certificate of
                       Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

               4.2 Amendment to Article 4 of Registrant's Restated Certificate of Incorporation, dated May 15, 1998, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-56241), effective June 22, 1998, and incorporated herein by reference.

               4.3     Article II of the Bylaws of the Registrant filed as
                       Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

               4.4 Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan of the Registrant dated April 18, 2001.


Exhibit 5* Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered

Exhibit 23             Consents of experts and counsel:

                23.1   Consent of PricewaterhouseCoopers LLP.

                23.2*  Consent of Miller, Hamilton, Snider & Odom, L.L.C.

Exhibit 24             Power of Attorney.

Exhibit 99             Authorization Card

-------------------
* Previously filed

ITEM 17.  UNDERTAKINGS.


     (a)    Undertakings related to Rule 415 offering:

               (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the
                   Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) Undertaking related to filings incorporating subsequent
                   Securities Exchange Act of 1934 documents by reference:

                         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montgomery, Alabama, on the 15th day of June, 2001.


                                      THE COLONIAL BANCGROUP, INC.


                                      /s/ Robert E. Lowder
                                      ---------------------
                                      BY:  Robert E. Lowder
                                      ITS:  Chairman of the Board, President
                                               and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                    TITLE                                               DATE
----------                                    ------                                              ----
/s/ Robert E. Lowder                          Chairman of the Board, President                     **
--------------------                          and Chief Executive Officer
Robert E. Lowder


/s/ W. Flake Oakley, IV                       Chief Financial Officer                              **
-----------------------                       Executive Vice President and Secretary
W. Flake Oakley, IV                           (Principal Financial Officer
                                              and Principal Accounting Officer)


_________*_________________                   Director                                             **
    Lewis E. Beville

_________*_________________                    Director                                            **
    William Britton

_________*_________________                    Director                                            **
    Jerry J. Chesser

_________*_________________                    Director                                            **
    Augustus K. Clements, III

__________________________                     Director
    Robert S. Craft

_________*_________________                    Director                                            **
    Patrick F. Dye

_________*_________________                    Director                                            **
    Clinton  O. Holdbrooks

_________*_________________                    Director                                            **
    Harold D. King

_________*_________________                    Director                                            **
    John Ed Mathison

_________*_________________                    Director                                            **
    Milton E. McGregor

_________*_________________                    Director                                            **
    John C. H. Miller, Jr.

_________*_________________                    Director                                            **
    Joe D. Mussafer

_________*_________________                    Director                                            **
    William E. Powell, III

_________*_________________                    Director                                            **
    Jiame W. Rane

_________*_________________                    Director                                            **
    Frances E. Roper

_________*_________________                    Director                                            **
 Simuel Sippial

_________*_________________                    Director                                            **
    Edward V. Welch

           * The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-3 for and on behalf of the persons indicated above as such persons true and lawful, attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.


           /s/  W. Flake Oakley, IV
           ------------------------
           W. Flake Oakley, IV Attorney-in-Fact

           **Date: June 15, 2001.

                      SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.




                 EXHIBITS TO POST-EFFECTIVE AMENDMENT NO. 2 TO
                      REGISTRATION STATEMENT ON FORM S-3

                           REGISTRATION NO. 33-62071




                         THE COLONIAL BANCGROUP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         EXHIBIT INDEX
 EXHIBIT                                                                              PAGE
Exhibit 4    Instruments defining the rights of security holders:

             4.1   Article 4 of the Restated Certificate of
                   Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated
                   February 21, 1995, and incorporated herein by reference.

             4.2 Amendment to Article 4 of Registrant's Restated Certificate of Incorporation, dated May 15, 1998, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4 (File No.
                   333-56241), effective June 22, 1998, and incorporated herein by reference.

             4.3   Article II of the Bylaws of the Registrant filed as Exhibit
                   4.2 to the Registrant's Current Report on Form 8-K, dated
                   February 21, 1995, and incorporated herein by reference.

             4.4   Amended and Restated Dividend Reinvestment and Common Stock
                   Purchase Plan of the Registrant dated April 18, 2001

Exhibit 5* Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to certain Delaware law issues of the securities being registered.

Exhibit 23         Consents of experts and counsel:

             23.1  Consent of PricewaterhouseCoopers LLP

             23.2* Consent of Miller, Hamilton, Snider & Odom, L.L.C.

Exhibit 24         Power of Attorney.

Exhibit 99         Authorization Card

------------------
* Previously filed.